Exhibit 10.6

AMENDMENT

to the

AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Amendment (“Amendment”) is effective as of this 15th day of April, 2020 (“Amendment Effective Date”) and modifies the Amended and Restated Settlement Agreement made by and between Hirsch Electronics Corporation (“Hirsch”), Secure Keyboards Ltd. (“Keyboards”), and Secure Networks Ltd. (“Networks”) on April 8, 2009 (“Agreement”).

The Parties, now consisting of Keyboards, Networks, and Identiv, Inc. as the successor to Hirsch (“Identiv”), desire to amend Section 2 (regarding “Payments to Keyboards and Networks”) of the Agreement.

Section 2 provides for a total of $1,443,896 to be paid for 2020 by Identiv to Keyboards and Networks in quarterly payments of equal amounts, as follows:

2020 Quarter:	Payment dates:	Payment amount:
1	4/30/2020	$360,974
2	7/31/2020	$360,974
3	10/31/2020	$360,974
4	1/31/2021	$360,974

Pursuant to Section 7.d., the Parties hereby agree to amend the payment schedule as follows. Keyboards and Networks agree to reduce Identiv’s quarterly payments for 2020. In exchange for the payment reduction, Identiv agrees to make three additional quarterly payments in 2021 and to increase the total payment amount by $90,244 for a total of $1,534,138. The amounts and the payment dates for the amended payment schedule is mutually agreed to be as follows:

Payment:	Payment dates:	Payment amount:
1	4/30/2020	$ 90,244
2	7/31/2020	$180,487
3	10/31/2020	$180,487
4	1/31/2021	$270,730
5	4/30/2021	$270,730
6	7/31/2021	$270,730
7	10/31/2021	$270,730

The Parties hereby agree that this Amendment modifies only Section 2, that no other provision of the Agreement is hereby amended, and that all other provisions in the Agreement shall retain their original wording, meaning, and effect.

In witness whereof, the Parties mutually consent and agree to make the foregoing Amendment operative as of the Amendment Effective Date.

Identiv, Inc.

By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

Date:	April 15, 2020

Secure Keyboards, Ltd.
(a California limited partnership)

By:	/s/ Robert J. Parsons
Name:	Robert J. Parsons
Title:	Managing and General Partner

Date:	April 16, 2020

By:	/s/ Lawrence W. Midland
Name:	Lawrence W. Midland
Title:	General Partner

Date:	April 16, 2020